Exhibit 99.1

InPhonic to Sell Wireless Products and Services on Amazon.com

WASHINGTON, D.C. and SEATTLE, WA – April 20, 2006 – InPhonic, Inc. (NASDAQ: INPC), a leading online seller of wireless devices and services, today announced that it has signed a multi-year agreement with Amazon Services LLC, a wholly-owned subsidiary of Amazon.com, Inc. (NASDAQ: AMZN), to sell its products and services in Amazon’s wireless store (www.amazon.com/wireless). The new InPhonic offerings are scheduled to launch in the third quarter of 2006.

“We’re pleased to add InPhonic to our Wireless store as our first third party merchant to offer activated cell phones with service plans,” said Kal Raman, Senior Vice President, Amazon. “We are grateful to InPhonic for joining the Amazon.com platform.”

Amazon began providing wireless products in November 2000 and provides customers an extensive selection of top cell phone brands and services plans. In addition to offering Amazon customers activated cell phones with service plans, InPhonic will also offer prepaid cell phones and cell phone accessories, and will serve as the anchor third party merchant within the wireless store. The offered service plans will be from the nation’s leading wireless carriers.

“This is an alliance of two e-commerce leaders offering one unrivaled wireless program. We are pleased that Amazon teamed with InPhonic to enhance its wireless category,” said InPhonic’s Chairman and CEO David A. Steinberg. “Amazon’s decision to select InPhonic highlights our leadership in the marketplace and we look forward to working with Amazon for years to come.”

About Amazon.com

Amazon.com, Inc., (Nasdaq: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as health and personal care, jewelry and watches, gourmet food, sports and outdoors, apparel and accessories, books, music, DVDs, electronics and office, toys and baby, and home and garden.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.joyo.com.

As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

Forward Looking Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to competition, management of growth, potential fluctuations in operating results, international expansion, outcomes of legal proceedings and claims, fulfillment center optimization, seasonality, commercial agreements, acquisitions and strategic transactions, foreign exchange rates, system interruption, significant amount of indebtedness, inventory, limited operating history, government regulation and taxation, payments, fraud, consumer trends, and new business areas. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005, and all subsequent filings.

About InPhonic

Headquartered in Washington, D.C., InPhonic, Inc. (NASDAQ:INPC) is a leading online seller of wireless services and products. InPhonic sells these services and devices, and provides world-class customer service through websites that it creates and manages for online businesses, national retailers, member-based organizations and associations under their own brands. InPhonic also operates Wirefly (www.wirefly.com), a leading one-stop comparison mobile phones and wireless plans shopping site that has been awarded “Best of the Web” by Forbes magazine and “Best in Overall Customer Experience” by Keynote Performance Systems. InPhonic also delivers a full range of MVNO and mobility solutions to enterprise clients through its Mobile Virtual Network Enablement (MVNE) platform. Among many awards in its history, InPhonic holds the distinction as #1 Company of the Year on the INC. 500 for 2004. For more information on the company, its products and services, visit the InPhonic Corporate Web site at www.inphonic.com. INPCG.

“Safe Harbor” Statement - Under the Private Securities Litigation Reform Act of 1995, this press release may contain forward-looking statements that involve risks and uncertainties. Important factors, which could cause actual operating results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by the Company. This press release and statements are current as of the date of the individual announcements and the Company undertakes no obligation to publicly release any revisions to any forward-looking statement to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events.

Contacts:

InPhonic,	Inc.
Tripp	Donnelly
Vice	President
Corporate	Communications
(202)	333-0001

media@inphonic.com

Amazon.com

Amazon.com Media Line

206-266-7180

Amazon.com/pr